                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 14, 1998






                                  A.S.V., INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Minnesota                        0-25620                 41-1459569
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(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)



           840 Lily Lane, P.O. Box 5160, Grand Rapids, Minnesota 55744
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (218) 327-3434


                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS.

     On October 14, 1998 A.S.V., Inc. (the "Company"), a Minnesota corporation, entered into a Securities Purchase Agreement (the "Agreement") with Caterpillar Inc. ("Caterpillar"), a Delaware corporation. Under the terms of the Agreement, Caterpillar will acquire, for an aggregate purchase price of $18,000,000, one million newly issued shares of the Company's common stock and a warrant to purchase an additional 10,267,127 newly-issued shares of the Company's common stock at a price of $21.00. The Agreement provides that, upon closing, the Company's board of directors will be increased from eight to ten members and the Company's board of directors will appoint two members designated by Caterpillar. Caterpillar intends to pay for the transactions contemplated by the Agreement from its generally available cash funds. The consummation of the transactions contemplated by the Agreement is contingent upon receiving Company shareholder and regulatory approvals.

     In connection with entering into the Agreement, the Company, Caterpillar and certain shareholders of the Company have entered into several ancillary agreements. First, the Company and Caterpillar have entered into an Option Agreement pursuant to which Caterpillar has the option to purchase 1,579,000 shares of the Company's common stock, through a private issuance from the Company, at a price of $18.00 per share, exercisable in whole or in part at any time until October 14, 1999 or the closing of the transactions contemplated by the Agreement, whichever is sooner.

     Second, certain of the shareholders (the "Shareholders") of the Company and Caterpillar have entered into a Voting Agreement pursuant to which the Shareholders have agreed (i) that the Shareholders will not sell, transfer, pledge, grant a security interest in or lien on or otherwise dispose of or encumber any of their shares in the Company prior to the closing of the transactions contemplated by the Agreement and (ii) that the Shareholders will vote each of his or her shares at every annual, special or adjourned meeting of the shareholders of the Company (a) in favor of approval of the Agreement, (b) against any Competing Transaction (as defined in the Agreement) and (c) in favor of any other matter relating to the closing of the transactions contemplated by the Agreement.

     Finally, the Company and Caterpillar have entered into a Commercial Alliance Agreement pursuant to which Caterpillar will provide the Company with access to its dealer network and will make various management, financial and engineering resources available to the Company following the closing.

     Following the closing, Caterpillar will own approximately 8.8% of the Company's outstanding common stock (assuming the exercise or conversion of all outstanding options, warrants and convertible debentures) and will have the right to own up to approximately 52% of the Company's outstanding common stock (assuming the exercise or conversion of all outstanding options, warrants and convertible debentures) upon exercise of the warrant.


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

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  EXHIBITS

  Exhibit Description of Exhibit
  ------- ----------------------
     2(a) Securities Purchase Agreement dated as of October 14, 1998 between
          Caterpillar Inc. and A.S.V., Inc.

      (b) Form of Warrant Certificate to be issued to Caterpillar upon closing of the transactions contemplated by the Agreement

      (c) Option Certificate dated as of October 14, 1998 between Caterpillar Inc. and A.S.V., Inc.

      (d) Voting Agreement dated as of October 13, 1998 by certain shareholders of A.S.V., Inc. and Caterpillar Inc.

      (e) Commercial Alliance Agreement dated October 14, 1998 between Caterpillar Inc. and A.S.V., Inc.

     99   Press release dated October 14, 1998

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 1998                 A.S.V., INC.


                                       /s/ Gary D. Lemke
                                       -----------------------------------
                                       Gary D. Lemke
                                       President and CEO








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

                                  EXHIBIT INDEX


  Exhibit Description of Exhibit
  ------- ----------------------
     2(a) Securities Purchase Agreement dated as of October 14, 1998 between
          Caterpillar Inc. and A.S.V., Inc.

      (b) Form of Warrant Certificate to be issued to Caterpillar upon closing of the transactions contemplated by the Agreement

      (c) Option Certificate dated as of October 14, 1998 between Caterpillar Inc. and A.S.V., Inc.

      (d) Voting Agreement dated as of October 13, 1998 by certain shareholders of A.S.V., Inc. and Caterpillar Inc.

      (e) Commercial Alliance Agreement dated October 14, 1998 between Caterpillar Inc. and A.S.V., Inc.

     99   Press release dated October 14, 1998





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